NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN SECTION 6 THAT APPLY TO CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF HM CAPITAL PARTNERS I LP OR ANY OTHER INDEMNIFIED PERSON IDENTIFIED THEREIN.

AMENDED AND RESTATED
MONITORING AND OVERSIGHT AGREEMENT

This AMENDED AND RESTATED MONITORING AND OVERSIGHT AGREEMENT (this “Agreement”) is made and entered into effective as of January 27, 2010 (the “Effective Date”), by and among Berliner Communications, Inc., a Delaware corporation (together with its successors, “Berliner”), BCI Communications, Inc., a Delaware corporation and wholly-owned subsidiary of Berliner (together with its successors, “BCI”), Unitek USA, LLC, a Delaware limited liability company (together with its successors, the “Company”), Unitek Holdings, Inc., a Delaware corporation (together with its successors, “Holdings”), Unitek Midco, Inc., a Delaware corporation (together with its successors, “Midco”), and Unitek Acquisition, Inc., a Delaware corporation (together with its successors, “Acquisition” and together with Berliner, BCI, the Company, Holdings and Midco, the “Clients”), and HM Capital Partners I LP, a Delaware limited partnership (together with its successors, “HM LP”).

WHEREAS, the Company, Holdings, Midco, Acquisition and HM LP previously entered into that certain Monitoring and Oversight Agreement, dated as of September 27, 2007 (the “Original Agreement”);

WHEREAS, Holdings has entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Holdings, Berliner, BCI East, Inc. (“Merger Sub”) and the other parties signatory thereto, pursuant to which Merger Sub will merge with and into Holdings (the “Merger”);

WHEREAS, in connection with the Merger, the parties hereto desire to amend and restate the Original Agreement by adding each of Berliner and BCI as a party, and as otherwise set forth herein; and

WHEREAS, the Clients have requested that HM LP render, and HM LP has rendered and agrees to continue to render, financial oversight and monitoring services to the Clients as requested from time to time by the board of directors of Berliner.

NOW, THEREFORE, in consideration of the services rendered and to be rendered by HM LP to the Clients, and to evidence the obligations of the Clients to HM LP and the mutual covenants herein contained, the Clients hereby jointly and severally agree with HM LP as follows:

1.           Retention.  The Clients hereby acknowledge that they have retained HM LP to, and HM LP acknowledges that, subject to reasonable advance notice in order to accommodate scheduling, HM LP will, provide financial oversight and monitoring services to the Clients as requested by the board of directors of Berliner during the term of this Agreement.

2.           Term.  The term of this Agreement (the “Term”) shall continue until the earlier to occur of (i) September 27, 2017 or (ii) a buyout of this Agreement pursuant to and in accordance with Section 5 below.

3.           Compensation.

(a)           As compensation for HM LP’s services to the Clients under this Agreement, the Clients hereby irrevocably agree, jointly and severally, to pay to HM LP an annual fee of US $720,000 for calendar year 2010, US $730,000 for calendar year 2011, and US $754,000 for calendar year 2012 and for each calendar year thereafter during the Term (in each case, the “Monitoring Fee”), prorated on a daily basis for any partial calendar year during the Term.  The Monitoring Fee shall be payable in equal quarterly installments on March 31, June 30, September 30 and December 31; provided, however, that each such payment shall not be paid unless the Total Leverage Ratio (as such term is defined in that certain First Lien Credit Agreement, dated as of September 27, 2007 (the “Unitek Credit Agreement”), by and among Acquisition, Midco, the guarantors listed on the signature pages thereof, certain financial institutions and other lender parties listed on the signature pages thereof, and Royal Bank of Canada, as amended, refinanced or replaced from time to time) is below 3.50:1.00 at the end of the applicable quarter, and if not so paid, each such payment shall accrue until the Total Leverage Ratio is below 3.50:1.00 at any subsequent quarter, at which such time all accrued and unpaid payments shall become due and payable; provided, further, that, to the extent any amounts payable pursuant to this Section 3(a) are not permitted under the Unitek Credit Agreement, such amounts shall continue to accrue until the earlier of (i) the time at which such amounts are permitted to be paid under the Unitek Credit Agreement (ii) the termination of the Unitek Credit Agreement in accordance with its terms, at which such time such amounts shall become due and payable.  Each payment required herein shall be made within five business days of the day on which such payment becomes due and payable by wire transfer of immediately available funds to the account described on Exhibit A hereto (or such other account as HM LP may hereafter designate in writing).

(b)           All past due payments (excluding any payments accrued pursuant to Section 3(a) above that are paid when due in accordance with such Section 3(a)) in respect of the Monitoring Fee shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the prime commercial lending rate per annum of JPMorgan Chase Bank or its successors (which rate is a reference rate and is not necessarily its lowest or best rate of interest actually charged to any customer) (the “Prime Rate”) as in effect from time to time, plus 5.0%, from the due date of such payment to and including the date on which payment is made to HM LP in full, including such interest accrued thereon.

4.           Reimbursement of Expenses.  In addition to the compensation to be paid pursuant to Section 3 above, the Clients agree, jointly and severally, to pay or reimburse HM LP for all “Reimbursable Expenses,” which shall consist of (i) all reasonable disbursements and out-of-pocket expenses (including, without limitation, costs of travel, postage, deliveries, communications, etc.) incurred by HM LP or its affiliates for the account of any Client or in connection with the performance by HM LP of the services contemplated by Section 1 above and (ii) the Clients’ Pro Rata Share of Allocable Expenditures (as defined in Exhibit B hereto).  Promptly (but not more than ten days) after request by or notice from HM LP, the applicable Client shall pay HM LP, by wire transfer of immediately available funds to the account described on Exhibit A hereto (or such other account as HM LP may hereafter designate in writing), the Reimbursable Expenses for which HM LP has provided such Client invoices or reasonably detailed descriptions.  All past due payments in respect of the Reimbursable Expenses shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the Prime Rate as in effect from time to time, plus 5.0% from the applicable due date for such Reimbursable Expenses to and including the date on which such Reimbursable Expenses plus accrued interest thereon are fully paid to HM LP.

5.           Buyout Obligation.  Berliner hereby agrees to buy out this Agreement for the Buyout Amount in cash upon the first to occur of the following events:

(a)           any sale or distribution by Berliner or any of its subsidiaries to the public of its capital stock and in connection therewith the capital stock of Berliner or such subsidiary is listed on an established stock exchange or a national market system;

(b)           any consolidation, amalgamation or merger of Berliner with or into any other entity, or any other corporate reorganization, business combination, transaction or transfer of securities of Berliner by any of its stockholders, or a series of transactions (including the acquisition of capital stock of Berliner), whether or not Berliner is a party thereto, in which (i) the stockholders of Berliner immediately prior to such consolidation, amalgamation, merger, reorganization, business combination, transaction or transfer of securities, collectively have beneficial ownership (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of capital stock representing directly, or indirectly through one or more entities, less than 50% of the equity (measured by economic value or voting power by contract, share ownership or otherwise) of Berliner or other surviving entity immediately after such consolidation, amalgamation, merger, reorganization, business combination, transaction or transfer of securities, or (ii) HM Capital Partners LLC and any company controlled thereby (or any fund or management company affiliated with HM Capital Partners LLC) collectively have beneficial ownership (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of capital stock representing directly, or indirectly through one or more entities, less than 25% of the equity (measured by economic value or voting power by contract, share ownership or otherwise) of Berliner or other surviving entity immediately after such consolidation, amalgamation, merger, reorganization, business combination, transaction or transfer of securities;

(c)           any sale, license, transfer or other disposition of all or substantially all of the assets (tangible or intangible) of Berliner (including the assets or equity of any subsidiaries of Berliner); or

(d)           the approval of a majority of the members of the Special Committee (as such term is defined in the Merger Agreement) for Berliner to do so.

The “Buyout Amount” shall mean the net present value of all Monitoring Fees for periods following the buyout contemplated by this Section 5 through September 27, 2017, discounted at 10% per annum, plus all accrued but unpaid Monitoring Fees from periods prior to the buyout contemplated by this Section 5.  For purposes of clarity, an example of the calculation of the Buyout Amount is set forth on Exhibit C hereto.  The Buyout Amount shall be paid within five business days of the occurrence of the applicable event listed above by wire transfer of immediately available funds to the account described on Exhibit A hereto (or such other account as HM LP may hereafter designate in writing). within five business days of the day on which such payment becomes due and payable

6.           Indemnification.  The Clients jointly and severally shall indemnify and hold harmless each of HM LP, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any, agents and employees (HM LP, its affiliates and such other specified persons being collectively referred to as “Indemnified Persons” and individually as an “Indemnified Person”) from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including, without limitation, those arising out of an Indemnified Person’s negligence and reasonable fees and disbursements of the respective Indemnified Person’s counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including, without limitation, any untrue statements made or any statements omitted to be made) by any of the Clients or (ii) actions taken or omitted to be taken by an Indemnified Person with any Client’s consent or in conformity with any Client’s instructions or any Client’s actions or omissions or (B) are otherwise related to or arise out of HM LP’s engagement, and will reimburse each Indemnified Person for all costs and expenses, including, without limitation, fees and disbursements of any Indemnified Person’s counsel, as they are incurred, in connection with investigating, preparing for, defending or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with HM LP’s acting pursuant to HM LP’s engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom.  None of the Clients will, however, be responsible to any Indemnified Person for any claims, liabilities, losses, damages or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from such Indemnified Person’s bad faith, gross negligence or willful misconduct.  The Clients also agree that neither HM LP nor any other Indemnified Person shall have any liability to any Client for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by any Client that have resulted primarily from such Indemnified Person’s bad faith, gross negligence or willful misconduct.  The Clients further agree that none of them will, without the prior written consent of HM LP, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of HM LP and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.  EACH CLIENT HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF HM LP OR ANY OTHER INDEMNIFIED PERSON.

The foregoing right to indemnity shall be in addition to any rights that HM LP and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement.    Each Client hereby consents to personal jurisdiction and to service and venue in any court in which any claim that is subject to this Agreement is brought against HM LP or any other Indemnified Person.

It is understood that, in connection with HM LP’s engagement, HM LP may also be engaged to act for a Client or Clients in one or more additional capacities, and that the terms of this engagement or any such additional engagement(s) may be embodied in one or more separate written agreements.  This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagement(s).

Each of the Clients further understands and agrees that if HM LP is asked to furnish any Client a financial opinion letter or act for any Client in any other formal capacity, such further action shall be at the option of HM LP and may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

7.           Confidential Information.  In connection with the performance of the services hereunder, HM LP agrees not to divulge any confidential information, secret processes or trade secrets disclosed by any Client or any of its subsidiaries to it solely in its capacity as a financial advisor, unless such Client consents to the divulging thereof or such information, secret processes or trade secrets are publicly available or otherwise available to HM LP without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

8.           Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.  Each of the parties hereby (i) irrevocably submits to the exclusive jurisdiction of the United States Federal District Court for the Northern District of Texas, sitting in Dallas County, Texas, the United States of America, in the event such court has jurisdiction or, if such court does not have jurisdiction, to any district court sitting in Dallas County, Texas, the United States of America, for the purpose of any suit, action, or proceeding arising out of or relating to this Agreement, including any claims by any Indemnified Persons for indemnity pursuant to Section 6 above, (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that (x) it is not personally subject to the jurisdiction of such court or of any other court to which proceedings in such court may be appealed, (y) such suit, action or proceeding is brought in an inconvenient forum, or (z) the venue of such suit, action or proceeding is improper and (iii) expressly waives any requirement for the posting of a bond by the party bringing such suit, action or proceeding.  Each of the parties consents to process being served in any such suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 8 shall affect or limit any right to serve process in any other manner permitted by law.

9.           Assignment.  This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than with respect to the rights, interests and obligations of HM LP, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

10.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

11.           Other Understandings.  All discussions, understandings and agreements heretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the agreement of the parties hereto.  All calculations of the Monitoring Fee, Reimbursable Expenses and the Buyout Amount shall be made by HM LP and, in the absence of mathematical error, shall be final and conclusive, and all calculations of the Total Leverage Ratio shall be as reported by the borrowers under and pursuant to the Unitek Credit Agreement and, in the absence of mathematical error, shall be final and conclusive.

12.           Compensation of Certain Berliner Board Members.  Berliner covenants that during the Term, notwithstanding anything contained in its certificate of incorporation, bylaws or other organizational documents, or otherwise, no member of Berliner’s board of directors who is appointed by and who is an employee or partner of HM Capital Partners LLC or any company controlled thereby (or any fund or management company affiliated with HM Capital Partners LLC) shall be paid compensation for serving as a director of Berliner.

[The Remainder of This Page Is Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HM CAPITAL PARTNERS I LP

By:  HMCP GP LLC,
its General Partner

By:  /s/ David W. Knickel

David W. Knickel
Vice President Chief Financial Officer and Secretary

BERLINER COMMUNICATIONS, INC.

By:  /s/ Rich Berliner

Name: Rich Berliner
Title: President

BCI EAST, INC.

By:  /s/ Nicholas Day

Name: Nicholas Day
Title: Secretary

UNITEK USA, LLC

By:  /s/ C. Scott Hisey

C. Scott Hisey
Chief Executive Officer

UNITEK HOLDINGS, INC.

By:  /s/ David W. Knickel

David W. Knickel
Vice President and Secretary

Signature Page to
Amended and Restated Monitoring and Oversight Agreement

UNITEK MIDCO, INC.

By:  /s/ David W. Knickel

David W. Knickel
Vice President and Secretary

UNITEK ACQUISITION, INC.

By:  /s/ David W. Knickel

David W. Knickel
Vice President and Secretary

Signature Page to
Amended and Restated Monitoring and Oversight Agreement

EXHIBIT B

Pro Rata Share of Allocable Expenditures and Related Definitions

“Pro Rata Share of Allocable Expenditures” shall equal the product obtained by multiplying (i) the sum of all Allocable Expenditures that have not previously been paid or reimbursed to HM LP by the Clients and other Participating Acquired Companies, by (ii) a fraction, the numerator of which shall equal the total amount of Invested Capital (as from time to time outstanding) that any Fund has invested in the Clients’ respective securities or instruments and the denominator of which shall equal the total amount of Invested Capital (as from time to time outstanding) that any Fund has invested in the securities or instruments of any and all Participating Acquired Companies.

The capitalized terms used in the foregoing definition have the meanings set forth below:

“Allocable Expenditures” shall mean all variable, fixed, and other costs, expenses, expenditures, charges or obligations (including, without limitation, letters of credit, deposits, etc.) that are related to assets utilized, services provided, or programs administered by HM LP or its affiliates in connection with the performance by HM LP of financial oversight and monitoring services on behalf of the Clients and other Participating Acquired Companies, including, without limitation, corporate airplanes, charitable contributions, retainers for lobbyists and other professionals, and premiums and finance charges for director and officer insurance maintained for representatives of HM LP or its affiliates.

“Fund” shall mean any one or more of the equity funds now or hereafter sponsored by HM Capital Partners LLC, or its successors or affiliates, formed under or with respect to any such equity fund.

“Invested Capital” shall mean the total amount of partner capital that a Fund from time to time invests in the purchase of securities or instruments of a Participating Acquired Company, less the total cash distributions that constitute a return of such partner capital with proceeds from the disposition of all or any part of such securities or instruments.  For each period for which the Pro Rata Share of Allocable Expenditures is being made, the applicable Invested Capital shall equal the amount outstanding as of the end of the respective period.

“Participating Acquired Company” shall mean any partnership, corporation, trust, limited liability company, or other entity that is, for the period for which the Pro Rata Share of Allocable Expenditures is being determined, a party to a monitoring agreement or similar contract with HM LP or its affiliates and is, as of the end of such period, designated by HM LP to bear a portion of such allocable expenditures.  HM LP may, in its sole and absolute discretion, determine not to designate an entity as a Participating Acquired Company with respect to such period.  HM LP may make such determination of non-designation for no reason or for any reason, including, without limitation, the respective entity’s bankruptcy or other temporary or permanent inability to pay fees or expenses to HM LP or its affiliates.

B-1

EXHIBIT C

Example Calculation of Buyout Amount

Buyout on 12/31/2011 (Amounts in Thousands)	2010	2011	2012	2013	2014	2015	2016	2017	[1]
Payments Already Earned but Not Paid	$720	$730
Future Payments			$754	$754	$754	$754	$754	$558
Years to Discount Back (mid-year convention)			0.5	1.5	2.5	3.5	4.5	5.2
PV @ 10%			$719	$654	$594	$540	$491	$338
Buyout Amount on 12/31/2011	$4,786

1 The amounts in this column are pro-rated through September 27, 2017.

C-1